Cheviot Financial Corp.
Pro Forma Condensed Consolidated Statement of Financial Condition
December 31, 2010

	Cheviot	First
	Financial	Franklin	Purchase		Combined
ASSETS	Consolidated	Consolidated	Adjustments		Pro Forma

Cash and cash equivalents	$18,149	$8,924	$(24,680)	(1)	$2,393
Investment securities	97,440	20,616	-		118,056
Loans receivable - net	225,438	217,841	(2,085)	(2)	441,194
Real estate acquired through foreclosure - net	2,007	2,818	(750)	(3)	4,075
Office premises and equipment - at depreciated cost	4,610	3,130	1,866	(4)	9,606
Goodwill	-	-	10,244	(5)	10,244
Core deposit intangible	-	-	1,298	(6)	1,298
Other assets	10,425	18,084	1,150	(7)	29,659

Total assets	$358,069	$271,413	$(12,957)		$616,525

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$257,852	$223,437	$2,718	(8)	$484,007
Advances from the Federal Home Loan Bank	27,300	22,952	838	(9)	51,090
Other liabilities	3,498	4,231	(148)	(10)	7,581

Total liabilities	288,650	250,620	3,408		542,678

Minority interest in consolidated subsidiary	-	73	-		73

Preferred stock	-	-	-		-
Common stock	99	13	-		112
Additional paid-in capital	43,878	6,282	(16,365)	(18)	33,795
Shares acquired by stock benefit plans	(1,302)	-	-		(1,302)
Treasury stock	(12,860)	(3,270)	-		(16,130)
Retained earnings	40,655	17,808	-		58,463
Accumulated comprehensive loss	(1,051)	(113)	-		(1,164)

Shareholders' equity	69,419	20,720	(16,365)		73,774

Total liabilities and shareholders' equity	$358,069	$271,413	$(12,957)		$616,525

Cheviot Financial Corp.
Pro Forma Condensed Consolidated Statement of Income
For the year ended December 31, 2010

	Cheviot Financial Consolidated Historical	First Franklin Consolidated Historical

						Combined
			Purchase			Pro Forma
	2010	2010	Adjustments			2010

Interest Income
Loans	$13,285	$12,169	$-			$25,454
Investment securities and other	2,153	978	(32)	(11)		3,099
Total interest income	15,438	13,147	(32)			28,553

Interest Expense
Deposits	3,435	5,138	(1,284)	(12)		7,289
Borrowings	1,263	1,293	(401)	(12)		2,155
Total interest expense	4,698	6,431	(1,685)			9,444

Net interest income	10,740	6,716	1,653			19,109

Provision for losses on loans	550	1,967	-			2,517

Net interest income after provision for losses on loans	10,190	4,749	1,653			16,592

Other income
Gain on sale of loans	694	3,251	-			3,945
Other operating	629	2,577	-			3,206
Total other income	1,323	5,828	-			7,151

General, administrative and other expense
Employee, compensation and benefits	4,489	5,853	(1,492)	(13)		8,850
Occupancy and equipment	664	1,092	(218)	(15)		1,538
Other operating	3,387	6,485	(951)	(14	), (16)	8,921
Total general, administrative and other expense	8,540	13,430	(2,661)			19,309

Earnings before federal income taxes	2,973	(2,853)	4,314			4,434

Total federal income taxes	995	(1,282)	1,467	(17)		1,180

NET EARNINGS	$1,978	$(1,571)	$2,847			$3,254

Net earnings (loss) per share - basic	$0.23	$(0.93)	$0.33	(19)		$0.37
- diluted	$0.23	$(0.91)	$0.33	(19)		$0.37

Cheviot Financial Corp.
Notes to Consolidated Condensed Pro Forma
Combined Financial Statements
As of and for the year ended
December 31, 2010

Note 1 – Basis of Presentation

On March 16, 2011, Cheviot Financial, and its wholly owned subsidiary, Cheviot Savings Bank, completed the acquisition of First Franklin and its wholly-owned subsidiary, Franklin Savings.  The acquisition was consummated in accordance with an Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 12, 2010, by and among Cheviot Financial Corp., Cheviot Savings Bank, Cheviot Merger Subsidiary, Inc., First Franklin and Franklin Savings.

At the effective time of the acquisition, each share of common stock, par value $0.01 per share, of First Franklin (other than shares owned by First Franklin, Cheviot Financial, Cheviot Savings Bank and Merger Subsidiary) was converted into the right to receive $14.50 in cash.  Each First Franklin stock option outstanding at the time of the closing was converted into an amount of cash equal to the positive difference, if any, between $14.50 and the exercise price of such stock option.  The aggregate cash consideration paid in the acquisition (including the cancellation of stock options) was approximately $24.7 million.

The acquired assets and assumed liabilities were measured at estimated fair values, as required by the Financial Accounting Standards Board under standards governing Business Combinations (ASC 805-10).  Management has made significant estimates and exercised significant judgment in accounting for the acquisition.  Management measured loan fair values based on loan file reviews (including borrower financial statements or tax returns), appraised collateral values, expected cash flows and historical loss factors of Franklin Savings.  Real estate acquired through foreclosure was primarily valued based on appraised collateral values.  The Company also recorded an identifiable intangible asset representing the core deposit base of Franklin Savings based on management’s evaluation of the cost of such deposits relative to alternative funding sources.  Management used significant estimates including the average lives of depository accounts, future interest rate levels and the cost of servicing various depository products.  Management used market quotations to fair value investment securities and FHLB advances.

The following condensed statement reflects the fair values assigned to First Franklin’s net assets as of the acquisition date:

March 16,
2011
(in thousands)

Assets:
Cash and cash equivalents	$20,480
Investment securities	15,618
Mortgage-backed securities	4,497
Loans receivable – net	196,618
Real estate acquired through foreclosure	2,404
Office premises and equipment	4,927
Goodwill and intangible assets	11,542

Other assets	21,475
Total assets acquired	$277,561

Liabilities:
Deposits	$221,528
Advances from the Federal Home Loan Bank	23,216
Other borrowings	1,490
Accrued expenses and other liabilities	6,647
Total liabilities	252,881

Fair value of net assets acquired	$24,680

The Corporation recorded goodwill and other identifiable intangible assets associated with the purchase of First Franklin and Franklin Savings totaling $11.5 million.  Goodwill is not amortized, but is periodically evaluated for impairment.  The carrying amount of the goodwill at March 31, 2011 was $10.2 million.

Identifiable intangibles are amortized to their estimated residual values over the expected useful lives.  Such lives are also periodically reassessed to determine if any amortization period adjustments are required.  During the quarter ended March 31, 2011, no such adjustments were recorded.  The identifiable intangible asset consists of a core deposit intangible which is being amortized on an accelerated basis over the useful life of such asset. The gross carrying amount of the core deposit intangible at March 31, 2011 was $1.3 million with no accumulated amortization as of that date.

The following unaudited pro forma consolidated condensed combined statement of financial condition as of December 31, 2010 and the unaudited pro forma consolidated condensed combined statement of income for the year then ended have been prepared to reflect the business combination as if the First Franklin acquisition had occurred on  December 31, 2010 with respect to the pro forma consolidated statement of financial condition and January 1, 2010 with respect to the income statement, in each case giving effect to the pro forma adjustments described in the accompanying notes.

The unaudited pro forma condensed consolidated pro forma statement of income are not necessarily indicative of the results of operations that would have occurred had the acquisition been effective as of January 1, 2010, or the future results of Cheviot Financial.  Pro forma adjustments have been limited to those directly attributable to the acquisition.  These pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements and related notes of Cheviot Financial and First Franklin.

Note 2 – Pro Forma Adjustments

The following is a description of the pro forma adjustments applied to the consolidated pro forma condensed combined statements of financial condition and income as of and for the year ended December 31, 2010.

(1)	Cash expended in acquisition.
(2)	Fair value adjustment applied to loan portfolio, net.
(3)	Fair value adjustment to real estate owned.
(4)	Fair value adjustment to office premises and equipment.
(5)	Goodwill inherent in acquisition.
(6)	Core deposit intangible.
(7)	Deferred tax consequences of purchase price adjustments, net.
(8)	Fair value adjustment to deposits.
(9)	Fair value adjustment to FHLB advances.
(10)	Other liabilities, net.
(11)	Loss of interest income on $24.7 million of acquisition cost at a pre-tax yield of 0.13%.
(12)	Amortization of fair value adjustments for deposits and FHLB advances.
(13)	Compensation savings.
(14)	Elimination of merger related costs expensed in 2010 by Cheviot Financial and First Franklin.
(15)	Depreciation and amortization on office premises and equipment.
(16)	Amortization of core deposit intangible. Reflecting future economic benefits of deposit base.
(17)	Federal income tax provision on fair value adjustments, net.
(18)	Elimination of First Franklin equity.
(19)
Pro forma weighted average shares outstanding are based on Cheviot Financial historic 8,723,463 basic and 8,731,904 diluted historical Cheviot Financial shares outstanding for the year ended December 31, 2010.